EXHIBIT 99.1

LUNA GOLD CORP.
Suite 920, 475 West Georgia Street
Vancouver, B.C., Canada, V6B 4M9

PROXY FOR THE MEETING OF SHAREHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Luna Gold Corp. (the “Company”) hereby appoints Tim Searcy and Marcel de Groot , and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned shareholder and vote all shares of the Company’s common stock that the undersigned shareholder would be entitled to vote if personally present at the Meeting of Shareholders of the Company, to be held on ◆, 2005, at 10:00 a.m., at the offices of the Company locate at Suite 920, 475 Howe Street, Vancouver, B.C., Canada, V6B 4M9, and at any adjournments or postponements thereof (the “Meeting”), as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” each of the proposals to be voted upon at the Meeting. This proxy also will be voted in the discretion of the holders hereof in favor of any proposal to adjourn or postpone the Meeting, and upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE. [X]

PROPOSAL 1. THE CONTINUATION:	For	Against	Abstain

To approve the Continuation, and related matters thereto, by special resolution whereby the Company will change its jurisdiction of incorporation from the State of Wyoming to Canada under the Canada Business Corporations Act as described in the accompanying proxy statement-prospectus.
	[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote in favor to adjourn or postpone the Meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of adoption of any of the proposals to be voted upon at the Meeting, provided that this authority is withheld if the undersigned has marked to vote “AGAINST” the proposal.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any postponements or adjournments of the Meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED “FOR” EACH OF PROPOSALS TO BE VOTED UPON AT THE MEETING.

Date: ______________________, 2005

Signature:_______________________________

Signature:_______________________________

(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly authorized officer.)